Lisa Proch
Assistant General Counsel
Talcott Resolution Law Group
The Hartford
One Hartford Plaza (NP4-TR1)
Hartford, CT 06155
Tel. 1-860-547-4390
lisa.proch@thehartford.com

Lisa Proch Talcott Resolution Law Group The Hartford One Hartford Plaza (NP4-TR1) Hartford, CT 06115 Tel. 1-860-547-4390 lisa.proch@thehartford.com

December 28, 2017

Board of Directors
Hartford Life and Annuity Insurance Company
One Hartford Plaza
Hartford, CT 06155

RE: SEPARATE ACCOUNT THREE (THE "ACCOUNT")
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (THE "COMPANY")
File No. 333-119420
POST-EFFECTIVE AMENDMENT NO. 26

Dear Sir/Madam:

I have acted as Counsel to the Company, a Connecticut insurance company, and the Account in connection with the registration of an indefinite amount of securities in the form of variable annuity contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

I have examined such documents (including the Form N-4 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1.
The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Contracts.

2.	The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3.
To the extent so provided under the contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4.	The Contracts, when issued as contemplated by the Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contacts and the Account.

Very truly yours,

/s/ Lisa Proch
Lisa Proch
Assistant General Counsel